EXHIBIT 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

PolyOne Announces First Quarter 2012 Results

•	Revenues increase 9% over first quarter 2011, to $781 million, a quarterly record

•	Earnings per share of $0.22; earnings per share as adjusted of $0.29

•	Adjusted earnings per share expand 12% over first quarter 2011

•	All strategic platforms deliver double-digit operating income growth over prior-year quarter

CLEVELAND – May 3, 2012 – PolyOne Corporation (NYSE: POL) today reported $781.0 million of revenues for the first quarter of 2012, a 9% increase compared to $718.5 million in the first quarter of 2011.

Diluted earnings per share totaled $0.22 in the first quarter of 2012 compared to $1.14 in the first quarter of 2011. Adjusted earnings per share increased 12% to $0.29 for the first quarter of 2012, up from $0.26 recorded in the first quarter last year.

“I am pleased with our first quarter results, as each of our three strategic platforms reported operating income growth and margin expansion,” said Stephen D. Newlin, chairman, president and chief executive officer. “We overcame expected weakness in European demand to deliver record first quarter adjusted earnings per share, due primarily to growth in North America and Asia and accretion from the ColorMatrix acquisition.”

Newlin continued, “This marks the tenth consecutive quarter of double-digit expansion of year-over-year adjusted earnings per share for PolyOne. In addition, during the first quarter we achieved another milestone, as healthcare sales now account for 10% of our consolidated revenues. PolyOne is recognized as a leading provider of value-added polymer solutions to the healthcare industry.”

“We ended the quarter with $186 million of cash as a result of excellent working capital management. This, coupled with $156 million of availability under our asset-based revolver, leaves us with ample cash to fund future growth initiatives and provide returns to shareholders through dividends and share buybacks,” added Richard J. Diemer, Jr., senior vice president and chief financial officer. “During the quarter, we announced a 25% increase in our quarterly dividend and repurchased 100,000 common shares under our existing share buyback program.”

Commenting on the company’s outlook, Newlin said, “While we have not been immune to the slowdown in the European economy and a weaker Euro, through the disciplined execution of our four pillar strategy and accretion from ColorMatrix, we continue to expect to deliver record adjusted earnings per share in 2012.” Newlin added, “Our goal is to consistently deliver double-digit EPS expansion, and we look forward to providing our investors with updated financial targets during our Investor Day in New York City on May 16th.”

To facilitate a comparison of current period results with prior-year amounts, net income and earnings per share have been adjusted to exclude special items, tax adjustments and equity income from the now divested SunBelt joint venture. The chart below identifies the adjustments related to the first quarter of 2012 and 2011.

In millions (except per share amounts)
	Q1 2012	EPS	Q1 2011	EPS
Net Income	$20.2	$0.22	$110.2	$1.14
SunBelt equity income, after tax	—	—	(3.7)	(0.04)
Special items, after tax	6.1	0.07	(79.8)	(0.83)
Tax adjustments	0.1	—	(1.5)	(0.01)

Adjusted net income / EPS	$26.4	$0.29	$25.2	$0.26

The company recorded expense of $8.5 million ($6.1 million after tax; $0.07 per share) of special items in the first quarter of 2012, of which the largest item was a charge of $5.4 million ($3.6 million after tax; $0.04 per share) related to expensing the fair market value step up of acquired ColorMatrix inventory. The remainder of the special items relates primarily to environmental remediation. Included in the results for the first quarter of 2011 were pre-tax special items of $127.7 million ($79.8 million after tax), primarily related to the company’s $128.2 million gain on the sale of its SunBelt joint venture investment.

# # #

First Quarter 2012 Conference Call

PolyOne will host a conference call at 9 a.m. Eastern Time on Thursday, May 3, 2012. The conference dial-in number is 866-543-6403 (domestic) or 617-213-8896 (international), pass code 24398933, conference topic: First Quarter 2012 PolyOne Earnings Conference Call. The replay will be available for two weeks, beginning at 12:00 p.m. Eastern Time, May 3, 2012 on the Company’s Web site at www.polyone.com/investor or by phone at 888-286-8010 (domestic) or 617-801-6888 (international). The pass code for the replay is 40501207.

About PolyOne

PolyOne Corporation, with 2011 revenues of $2.9 billion, is a premier provider of specialized polymer materials, services and solutions. Headquartered outside Cleveland, Ohio USA, PolyOne has operations around the world. Consistent with the company’s strategy of specialty growth and global expansion, in December of 2011 PolyOne acquired ColorMatrix Group, Inc., a highly specialized company with a premier suite of additive technologies and a leading market position in liquid colorants. For additional information on PolyOne, visit our website at www.polyone.com.

To access PolyOne’s news library online, please visit www.polyone.com/news

Investor Relations Contact:

Cynthia D. Tomasch

Vice President, Planning & Investor Relations

PolyOne Corporation

+1 440-930-3155

cynthia.tomasch@polyone.com

Media Contact:

Kyle Rose Director, Corporate Communications

PolyOne Corporation

+1 440-930-3162

kyle.rose@polyone.com

Forward-looking Statements

In this press release, statements that are not reported financial results or other historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. They are based on management’s expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. They use words such as “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial condition, performance and/or sales. Factors that could cause actual results to differ materially from those implied by these forward-looking statements include, but are not limited to: disruptions, uncertainty or volatility in the credit markets that could adversely impact the availability of credit already arranged and the availability and cost of credit in the future; the financial condition of our customers, including the ability of customers (especially those that may be highly leveraged and those with inadequate liquidity) to maintain their credit availability; the speed and extent of an economic recovery, including the recovery of the housing market; our ability to achieve new business gains; the effect on foreign operations of currency fluctuations, tariffs, and other political, economic and regulatory risks; changes in polymer consumption growth rates where we conduct business; changes in global industry capacity or in the rate at which anticipated changes in industry capacity come online; fluctuations in raw material prices, quality and supply and in energy prices and supply; production outages or material costs associated with scheduled or unscheduled maintenance programs; unanticipated developments that could occur with respect to contingencies such as litigation and environmental matters; an inability to achieve or delays in achieving or achievement of less than the anticipated financial benefit from initiatives related to working capital reductions, cost reductions, and employee productivity goals; an inability to raise or sustain prices for products or services; an inability to maintain appropriate relations with unions and employees; the inability to achieve expected results from our acquisition activities; our ability to continue to pay cash dividends; the amount and timing of repurchases of our common shares, if any; SunBelt’s future results of operations and corresponding impact on any additional earn-outs that we may be entitled to; the ability to successfully integrate ColorMatrix and achieve the expected results from the acquisition, including the acquisition being accretive; the ability to retain ColorMatrix’s management team and its relationships with customers; the ability to successfully form and operate our joint venture in the Middle East; and other factors affecting our business beyond our control, including, without limitation, changes in the general economy, changes in interest rates and changes in the rate of inflation. The above list of factors is not exhaustive.

We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised to consult any further disclosures we make on related subjects in our reports on Form 10-Q, 8-K and 10-K that we provide to the Securities and Exchange Commission.

Attachment 1

Supplemental Information

Summary of Consolidated Operating Results (Unaudited)

First Quarter 2012

(In millions, except per share data)

	Three Months Ended March 31,
	2012	2011
Operating results:
Sales	$781.0	$718.5
Operating income	44.9	179.8
Net income	20.2	110.2
Basic earnings per share	$0.23	$1.17
Diluted earnings per share	$0.22	$1.14

Senior management uses comparisons of net income and diluted earnings per share (EPS) before adjustments to assess performance and facilitate comparability of results with prior periods. Below is a reconciliation of these non-GAAP financial measures to their most directly comparable measure calculated and presented in accordance with GAAP.

	Three Months Ended March 31, 2012		Three Months Ended March 31, 2011
	$	EPS	$	EPS
Reconciliation to Consolidated Statements of Operations
Net income	$20.2	$0.22	$110.2	$1.14
SunBelt equity income, after tax	—	—	(3.7)	(0.04)
Special items, after tax (Attachment 2)	6.1	0.07	(79.8)	(0.83)
Tax adjustments (a)	0.1	—	(1.5)	(0.01)

Adjusted net income / EPS	$26.4	$0.29	$25.2	$0.26

(a)	Tax adjustments include the net tax expense (benefit) from one-time foreign and domestic income tax items and deferred income tax valuation allowance adjustments on deferred tax assets.

Attachment 2

PolyOne Corporation and Subsidiaries

Summary of Special Items (Unaudited)

(In millions, except per share data)

	Three Months Ended March 31,
	2012	2011
Special items (1):
Cost of sales
Employee separation and plant phaseout costs	$(0.4)	$(0.2)
Reimbursement of previously incurred environmental costs	—	1.9
Environmental remediation costs	(1.6)	(1.5)
Acquisition related adjustments	(5.4)	(0.1)

Impact on cost of sales	(7.4)	0.1
Selling and administrative
Employee separation and plant phaseout costs	(0.1)	(0.1)
Unrealized loss on foreign currency option contracts	(0.5)	—
Acquisition related costs	(0.9)	(1.0)

Impact on selling and administrative	(1.5)	(1.1)
Gain on sale of investment in SunBelt	0.4	128.2

Impact on operating income	(8.5)	127.2
Gain on sale of investment in O’Sullivan	—	0.5

Impact on income before income taxes	(8.5)	127.7
Income tax benefit (expense) on special items	2.4	(47.9)

Impact of special items on net income	$(6.1)	$79.8

Basic impact per common share	$(0.07)	$0.85
Diluted impact per common share	$(0.07)	$0.83
Weighted average shares used to compute earnings per share:
Basic	89.1	93.9
Diluted	90.7	96.4

(1)	Special items is a non-GAAP financial measure. Special items include charges related to specific strategic initiatives or financial restructurings such as: consolidation of operations; debt extinguishment costs; employee separation costs resulting from personnel reduction programs, plant phaseout costs, executive separation agreements; asset impairments; mark-to-market adjustments associated with actuarial gains and losses on pension and other postretirement benefit plans; environmental remediation costs, fines or penalties for facilities no longer owned or closed in prior years; gains and losses on the divestiture of operating businesses, joint ventures and equity investments; gains and losses on facility or property sales or disposals; results of litigation, fines or penalties, where such litigation (or action relating to the fines or penalties) arose prior to the commencement of the performance period; unrealized gains and losses from foreign currency option contracts; one-time, non-recurring items; and the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results.

Attachment 3

PolyOne Corporation and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

(In millions, except per share data)

	Three Months Ended March 31,
	2012	2011
Sales	$781.0	$718.5
Cost of sales	640.4	595.8

Gross margin	140.6	122.7
Selling and administrative	96.1	76.8
Income related to previously owned equity affiliates	0.4	133.9

Operating income	44.9	179.8
Interest expense, net	(12.3)	(8.5)
Other expense, net	(1.1)	(0.2)

Income before income taxes	31.5	171.1
Income tax expense	(11.3)	(60.9)

Net income	$20.2	$110.2

Less: Net income attributable to noncontrolling interests	—	—

Net income attributable to PolyOne common shareholders	$20.2	$110.2

Earnings per common share:
Basic earnings	$0.23	$1.17
Diluted earnings	$0.22	$1.14
Cash dividends per common share	$0.05	$0.04
Weighted-average shares used to compute earnings per share:
Basic	89.1	93.9
Diluted	90.7	96.4

Attachment 4

PolyOne Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

(In millions)

	(Unaudited) March 31, 2012	December 31, 2011
Assets
Current assets:
Cash and cash equivalents	$186.3	$191.9
Accounts receivable, net	403.6	321.0
Inventories	253.6	244.8
Other current assets	54.5	85.4

Total current assets	898.0	843.1
Property, net	393.2	397.6
Goodwill	393.3	393.0
Other intangible assets, net	338.7	341.9
Deferred income tax assets	10.0	8.8
Other non-current assets	95.4	94.4

Total assets	$2,128.6	$2,078.8

Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of long-term debt	$3.0	$3.0
Accounts payable	358.0	294.8
Accrued expenses	107.5	144.6

Total current liabilities	468.5	442.4
Non-current liabilities:
Long-term debt	703.4	704.0
Post-retirement benefits other than pensions	18.8	18.9
Pension benefits	203.0	203.6
Other non-current liabilities	121.2	121.6

Total non-current liabilities	1,046.4	1,048.1
Shareholders’ equity:
PolyOne shareholders’ equity	611.3	588.3
Noncontrolling interests	2.4	—

Total equity	613.7	588.3

Total liabilities and shareholders’ equity	$2,128.6	$2,078.8

Attachment 5

PolyOne Corporation and Subsidiaries

Consolidated Statements of Cash Flows (Unaudited)

(In millions)

	Three Months Ended March 31,
	2012	2011
Operating Activities
Net income	$20.2	$110.2
Adjustments to reconcile net income to net cash used by operating activities:
Depreciation and amortization	17.7	14.1
Deferred income tax provision	0.9	26.7
Provision for doubtful accounts	0.6	0.9
Stock compensation expense	2.0	1.2
Income related to previously owned equity affiliates	(0.4)	(133.9)
Change in assets and liabilities:
Increase in accounts receivable	(80.2)	(78.1)
Increase in inventories	(7.5)	(17.4)
Increase in accounts payable	61.0	66.8
Decrease in accrued expenses and other	(34.4)	(29.9)

Net cash used by operating activities	(20.1)	(39.4)
Investing Activities
Capital expenditures	(7.9)	(7.7)
Business acquisitions and related deposits, net of cash acquired	—	(20.0)
Proceeds from sale of equity affiliate and other assets	18.9	132.8

Net cash provided by investing activities	11.0	105.1
Financing Activities
Repayment of long-term debt	(0.8)	(20.0)
Purchase of common shares for treasury	(1.4)	(13.6)
Exercise of stock options and awards	5.7	1.1
Cash dividends paid	(3.6)	—
Proceeds from noncontrolling interests	2.4	—

Net cash provided (used) by financing activities	2.3	(32.5)
Effect of exchange rate changes on cash	1.2	1.1

(Decrease) increase in cash and cash equivalents	(5.6)	34.3
Cash and cash equivalents at beginning of period	191.9	378.1

Cash and cash equivalents at end of period	$186.3	$412.4

Attachment 6

Business Segment and Platform Operations (Unaudited)

(In millions)

Operating income at the segment level does not include: special items as defined on Attachment 2; corporate general and administration costs that are not allocated to segments; intersegment sales and profit eliminations; share-based compensation costs; and certain other items that are not included in the measure of segment profit and loss that is reported to and reviewed by the chief operating decision maker. These costs are included in Corporate and eliminations.

	Three Months Ended March 31,
	2012	2011
Sales:
Global Specialty Engineered Materials	$142.0	$151.9
Global Color, Additives and Inks	183.1	140.4

Specialty Platform	325.1	292.3
Performance Products and Solutions	223.6	208.7
PolyOne Distribution	263.0	247.0
Corporate and eliminations	(30.7)	(29.5)

Sales	$781.0	$718.5

Gross margin:
Global Specialty Engineered Materials	$33.2	$34.7
Global Color, Additives and Inks	56.5	35.4

Specialty Platform	89.7	70.1
Performance Products and Solutions	31.0	27.2
PolyOne Distribution	29.1	26.2
Corporate and eliminations	(9.2)	(0.8)

Gross margin	$140.6	$122.7

Selling and administrative:
Global Specialty Engineered Materials	$(21.4)	$(20.7)
Global Color, Additives and Inks	(39.2)	(24.2)

Specialty Platform	(60.6)	(44.9)
Performance Products and Solutions	(13.2)	(12.9)
PolyOne Distribution	(12.4)	(11.5)
Corporate and eliminations	(9.9)	(7.5)

Selling and administrative	$(96.1)	$(76.8)

Operating income:
Global Specialty Engineered Materials	$11.8	$14.0
Global Color, Additives and Inks	17.3	11.2

Specialty Platform	29.1	25.2
Performance Products and Solutions	17.8	14.3
PolyOne Distribution	16.7	14.7
Corporate and eliminations	(18.7)	125.6

Operating income	$44.9	$179.8

Specialty Platform consists of our two specialty businesses: Global Specialty Engineered Materials; and Global Color, Additives and Inks. We present Specialty Platform sales, gross margin, selling and administration, and operating income because management believes that this is useful information to investors in highlighting our collective progress in advancing our specialization strategy.

Attachment 7

Reconciliation of Non-GAAP Financial Measures (Unaudited)

(In millions, except per share data)

Senior management uses gross margin before special items and operating income before special items and excluding the results of the divested SunBelt equity investment to assess performance and allocate resources because senior management believes that these measures are useful in understanding current profitability levels and that current levels may serve as a base for future performance. In addition, operating income before the effect of special items is a component of various PolyOne annual and long-term employee incentive plans and is used in debt covenant computations. Senior management uses free cash flow to assess our ability to service our debt. Below is a reconciliation of non-GAAP financial measures to the most directly comparable measures calculated and presented in accordance with GAAP. See Attachment 2 for a definition of special items.

	Three Months Ended March 31,
	2012	2011
Reconciliation to Consolidated Statements of Operations
Sales	$781.0	$718.5
Gross margin before special items	$148.0	$122.6
Special items in gross margin (Attachment 2)	(7.4)	0.1

Gross margin – GAAP	$140.6	$122.7

Gross margin before special items as a percent of sales	19.0%	17.1%
Operating income adjusted	$53.4	$46.9
SunBelt equity income	—	5.7
Special items in operating income (Attachment 2)	(8.5)	127.2

Operating (loss) income - GAAP	$44.9	$179.8

Senior management uses net debt as a measure of our financial position. Below is a reconciliation of this non-GAAP financial measure to the most directly comparable measure calculated and presented in accordance with GAAP.

	March 31, 2012	December 31, 2011
Reconciliation to Condensed Consolidated Balance Sheets
Current portion of long-term debt	$3.0	$3.0
Long-term debt	703.4	704.0
Less cash and cash equivalents	(186.3)	(191.9)

Net debt	$520.1	$515.1